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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-139794 on Form S-8 of our reports dated January 15, 2009, relating to the consolidated financial statements and financial statement schedule of Sealy Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" and Financial Accounting Standards Board (FASB) Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109" and the number of weeks included in fiscal years 2008, 2007 and 2006) and the effectiveness of Sealy Corporation's internal control over financial reporting as of November 30, 2008, appearing in this Annual Report on Form 10-K of Sealy Corporation and subsidiaries for the fiscal year ended November 30, 2008.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
January 15, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM